SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2010

______________

Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

______________

Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 13, 2010 the Company’s annual meeting of stockholders was held. At the meeting, the stockholders elected L. Craig Fulmer, Charles E. Niemier and Terry L. Tucker to the serve as directors, each with terms expiring in 2013.  Continuing as directors until 2011 are Robert E. Bartels, Jr., Thomas A. Hiatt, Michael L. Kubacki, Steven D. Ross and M. Scott Welch.  Continuing as directors until 2012 are Emily E. Pichon and Richard L. Pletcher.  As previously reported, Donald B. Steininger did not stand for re-election as a director for personal reasons.  The Company’s stockholders also ratified the advisory vote on executive compensation and ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:
	For	Withheld
L. Craig Fulmer	6,644,672.66	4,364,726.29
Charles E. Niemier Terry L. Tucker	6,640,197.10 6,633,062.30	4,369,201.86 4,376,336.65

Ratification of Advisory Proposal on Executive Compensation:
			Broker
For	Against	Abstain	Non-votes
12,076,015.33	1,423,136.54	163,142.08	0

Ratification of Independent Registered Public Accounting Firm:
				Broker
	For	Against	Abstain	Non-votes
Crowe Horwath LLP	13,501,868.00	111,661.11	48,776.85	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  April 16, 2010                                                                                                                                                             By:  /s/David M. Findlay

                                                                                               David M. Findlay
                                                                                               Chief Financial Officer